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[LETTERHEAD OF HOLME ROBERTS & OWEN LLP.]
                                                                     EXHIBIT 5.1


July 27, 1999
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Key Production Company, Inc.
707 Seventeenth Street, Suite 3300
Denver, Colorado 80203

Re: Key Production Company, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

     As counsel for Key Production Company, Inc., a Delaware corporation (the"Company"), we are familiar with Key's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), File No. _________, with respect to the offering and issuance from time to time by Key of up to $150,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities"), (ii) shares of its Preferred Stock (the "Preferred Stock"), or (iii) shares of its Common Stock, par value $.25 per share (the "Common Stock").

     All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

     (1) The Certificate of Incorporation of Key, as amended to date;

     (2) The Bylaws of Key, as amended to date;

     (3) The Form of Senior Indenture (and form of notes) filed as an exhibit to the Registration Statement;

     (4) The Form of Senior Subordinated Indenture (and form of notes) filed as an exhibit to the Registration Statement;

     (5) The Form of Junior Subordinated Indenture (and form of notes) filed as an exhibit to the Registration Statement;

     (6) Such records of the corporate proceedings of Key, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

     (7) Such other certificates and assurances from public officials, officers and representatives of Key that we considered necessary or appropriate for the purpose of rendering this opinion.

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     On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indentures (as defined below) and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

     1. When (a) the Debt Securities in substantially the form contained in (as appropriate) the Form of Senior Indenture, the Form of Senior Subordinated Indenture or the Form of Junior Subordinated Indenture (as amended or supplemented in accordance with the respective terms thereof, each an "Indenture") shall have been authorized, executed and authenticated in accordance with the terms of the applicable Indenture, (b) the Indentures shall have been qualified under the Trust Indenture Act of 1939, duly executed and delivered and (c) the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to any such Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of Key, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

     2. When the Preferred Stock shall have been authorized, issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable series of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

     3. When the Common Stock shall have been authorized, issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

     This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the States of Colorado and New York and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

 /s/ HOLME ROBERTS & OWEN LLP